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                      1st FRANKLIN FINANCIAL CORPORATION

                              INDEX TO EXHIBITS


Exhibit No.                                                         Page No.
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    19      Quarterly Report to Investors for the
            Six Months Ended June 30, 1998 ......................      4

    27      Financial Data Schedule .............................     13
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